EXHIBIT 10.40 CONSULTING AGREEMENT EFFECTIVE DATE: PARTIES: ReShape MEDICAL, Inc. 236 Avenida Fabricante, Suite 201, San Clemente, CA 92672 USA ("The Company") HUMAN CAPITAL SAL ("The Consultant") Ashrafieh, Adlieh Square, Al Faras Street. Boustany Building 2nd Floor, Beirut, Lebanon RECITALS: WHEREAS The Company is committed to providing the best possible technology for a significant weight loss without surgery through the "integrated dual balloon technology" which restricts food intake and slows gastric emptying with an exclusive intragastric dual balloon design that offers key patient benefits. WHEREAS The Consultant has substantial expertise in the fields of Marketing/Sales support and business development of medical devices, equipment and supplies, in the Middle East and North Africa (the "Territory") and WHEREAS both parties desire to enter into a business consultancy arrangement (hereinafter referred to as "the Agreement") to serve their mutual interests and to specify the rights and obligations of each party in such an arrangement. NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties agree as follows: Article 1 - Preamble: The above recitals shall be considered an integral part of this agreement.

Article 2 - Services of Consultant: The Company appoints The Consultant as its exclusive consultant providing the Services (as defined below) in the Territory, and The Consultant accepts such appointment to provide the following services ("the Services"): The Consultant agrees to use his reasonable best effort to assist The Company in the marketing and commercialization of its products as detailed in Annex 1 (hereinafter referred to as "The Products"), including but not limited to creating a commercialization plan, suggesting preferred partners and pricing, training, KOL development, marketing in key markets, and field based physician engagement. It is clearly agreed and understood that any new, modified or different product not listed in Annex 1 shall not be included herein unless otherwise agreed in writing between the parties. a. Consultant agrees to devote such time as is reasonably necessary to the fulfillment of his duties, to be agreed upon and reviewed quarterly by The Company and The Consultant. b. The Consultant shall comply fully, at its expense, with any and all applicable laws and regulations, including without limitation, all applicable health and safety, medical device, fraud and abuse, anti-kickback and referral laws and regulations applicable in the Territory. Article 3 - The Company's Obligations: The Company engages itself to: a. Provide The Consultant at The Company's own costs and expenses, all technical and commercial documentation, in addition to full assistance and cooperation, in connection with The Products, and b. Provide a complete training program for The Consultant and technical expertise in connection with The Products at no charge, and c. Pay The Consultant the consultancy fees as provided for herein below in a timely manner, and d. Assist The Consultant in setting up marketing strategies and plans at The Company's own costs and expenses. Any marketing material which is provided to The Consultant by The Company hereunder and which is not used shall remain the property of The Company, and shall be returned immediately upon The Company's request or upon termination or expiration of this Agreement.

Article 4 - Compensation and terms of payment: The Company shall pay to The Consultant management consultancy fees amounting to $5,000 (USD) payable monthly, in addition to a performance sales commission fee 10% on net invoice sales to all chosen distributors in the region (see commission schedule) payable on a monthly basis for providing the Services, without any deduction or withholding tax. The Consultant agrees that it is solely responsible for the payment of all taxes and other related contributions, if any, due as a result of the amounts paid by The Company pursuant to this Agreement, and The Consultant agrees to defend, including payment of all related attorneys' fees and cost, indemnify and hold harmless The Company against any and all claims which may be asserted by any taxing or other government authority against The Company for taxes, withholding taxes, penalties, interest, and any other assessment that may be asserted or levied by any tax or other government authority arising from or relating to The Company's payment of the amounts set forth in this Agreement. It is clearly understood and agreed between the parties that in the event The Company generates any income after the term of the Agreement in execution of an order placed during the term of this Agreement however not invoiced during said term, The Company undertakes to pay the commission fee to The Consultant according to the terms and conditions of this Agreement. In addition, any returns of product to The Company for any reasons other than company related issues will be deducted from future compensation. For up to 45 days post termination The Company may bill The Consultant to recoup paid commissions on returned or expired product. All payments for undisputed amounts shall be due and payable within thirty (30) days after the date of The Consultant's invoice. Any and all costs and expenses related to the performance of the Services by The Consultant shall be invoiced to The Company with documentary evidence of such costs and expenses in form reasonably acceptable to The Company, and paid by The Company. Any delay in payment shall result in the payment by The Company to The Consultant of a late fee equal to the lesser of one percent (1.00%) or the maximum interest rate allowable under applicable law per month on the outstanding amount still owing, such interest to begin accruing on the first day after such late payment is due.. Article 5 - Confidential information: The Consultant agrees to treat as confidential and hold in strict confidence all Confidential Information as defined here below and will not, without the prior written authorization of The Company, disclose or use any Confidential Information for the benefit of anyone other than The Company; provided, however, that such information may be disclosed as required by law or regulation, except that, insofar as permitted by law or regulation, prior to any such disclosure, The Consultant shall notify The Company of the obligation to disclose and, if requested by The Company, cooperate in The Company's efforts to prevent or limit such disclosure.

"Confidential Information" means any information, technical data or know-how, whether patentable or not, which is furnished to The Consultant by The Company in written, verbal or other form, including but not limited to that which relates to research, product plans, designs, drawings, engineering, hardware configuration information, clinical studies, regulatory matters, marketing, or finances of The Company. It is agreed that this Article 5 shall survive for a period of 2 years after the termination of this Agreement for any reason whatsoever. Confidential Information does not include information, technical data or know-how that The Consultant can document which (1) Was known to Consultant, free of any confidentiality obligation, prior to learning it from The Company; or (2) Has become known to The Consultant, free of any confidentiality obligation, from an independent source without, to The Consultant's knowledge, any breach of a confidentiality obligation to The Company; or (3) Has become part of the public knowledge or literature other than as a result of disclosure by The Consultant; or (4) ls otherwise approved in writing by The Company for release. Article 6 - Change of Control No change of control shall preclude the Company from executing the provisions of this Agreement until its expiry. For purposes of this Agreement, a "change of control" shall mean the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which results in outstanding the Company voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation. Article 7 - Term; Termination:

This Agreement shall commence as of the Effective Date set forth on the first page of this Agreement and shall continue in effect for one year with automatic yearly renewals for up to 2 additional years upon written agreement each year,, at which time it will automatically terminate unless specifically extended by both parties in writing. Either party may also without prejudice to any of its other rights, terminate this Agreement at any time by giving the other party a 90 days prior notice in that respect. In case of termination of this Agreement by The Company pursuant to the provision hereof, the latter agrees and undertakes to pay in full for all Services rendered by The Consultant prior to the termination date in addition to any financial commitments and expenses made by The Consultant within the carrying out of its duties hereunder. Any invoices during the 90 day "termination period" will be heavily scrutinized to ensure orders are of normal or historical trends. Any commission deemed beyond normal trends will not be paid. The Company agrees to pay The Consultant, upon termination pursuant to this provision, a compensation as a result of the impact of such termination on the image and credibility of The Consultant towards third parties, and of the damage incurred, loss of profit or goodwill, amounting to two months' fees, not including commissions of for each year of the execution of the services. Termination of this Agreement by any party shall not terminate the confidentiality obligations of Article 5, indemnification obligations pursuant to Article 11 or any of the general obligations or provisions pursuant to Article 12 of this Agreement. In case the obligations under this contract become either impossible or very difficult to perform wholly or partly due to force majeure, this contract shall be automatically suspended for the length of the force majeure. Should, however, force majeure continue for a period exceeding three months then this contract will be considered as terminated without need to any notification. The parties will however endeavor to give notice to each other in this respect. Any change in i) the control or ii) the reorganization or iii) the management of both companies shall not be considered a case of force majeure, and therefore both parties shall comply with their contractual obligations as provided for in this Agreement. Article 8 - Breach: Any breach of any provision of this Agreement shall entitle the non-breaching party to terminate this Agreement forthwith without the need to any other notice to the breaching party and shall be compensated by the latter to the amount of $5,000. Article - 9 Non- Solicitation: During the course of the Agreement and for a period of one year immediately following the expiration or termination of the Agreement for any reason, whether with or without good cause or for any or no cause, at the option of either party, with or without notice, Company will not, directly or indirectly through another person or entity induce or attempt to induce any employee of Consultant or any subsidiary to leave the employ of Consultant or such Subsidiary or in any way interfere with the relationship between Consultant or any subsidiary and any employee thereof. Article 10 - Independent Contractor: The Consultant's engagement hereunder is as an independent contractor and shall at no time be considered an agent, representative, subcontractor or employee of The Company. The Consultant retains the sole and exclusive right to control or direct the manner and means by which the Services are to be performed under this Agreement. Article 11 - Indemnification: Each party hereby releases and agrees to hold the other party and its directors, officers, employees, affiliates and agents harmless from and against all actions, claims, liabilities, losses, damages, obligations, costs and expenses (including reasonable attorneys' fees and expenses) which may be incurred in connection with the execution or non-execution of any obligation by the releasing party pursuant to this Agreement including the adverse event. Article 12 - General Provisions: a. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior and contemporaneous oral or written understandings between the parties relating to the subject matter hereof. a. Modification or Waiver. No part of this Agreement may be waived, modified or supplemented in any manner except in writing signed by an authorized representative of each party. a. Severability and Interpretation. In the event that a provision of this Agreement is held by a court of competent jurisdiction to be invalid, the remaining provisions shall nonetheless be enforced in accordance with their terms. Further, in the event that any provision is held by a court of competent jurisdiction to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended. a. Notices.

Any notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given two days after being sent by registered mail or upon receipt at the parties' respective addresses as appearing herein above or the following day after being deposited with an overnight courier. a. Governing Law. This Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, shall be construed in accordance with and governed by, to the exclusion of the law of any other forum, the laws of the State of California, without regard to the jurisdiction in which any action or special proceeding may be instituted. a. No Assignment. The Consultant may not, directly or indirectly, assign its rights or delegate its duties under this Agreement without the prior written consent of The Company. No permitted assignment of rights or delegation of duties under this Agreement shall relieve the assigning or delegating party of its liabilities hereunder. This Agreement is binding upon, and inures to the benefit of, the parties and their respective successors and permitted· assigns. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed for them and in their names by their duly authorized representatives to be effective as of the day and year first above written. THE COMPANY Signature Printed Name: Mike Mangano Title: CEO 3/1/2017 THE CONSULTANT Signature Printed Name: Mosbah El Khatib Title: Managing Director